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                                                                 EXHIBIT 10.1(a)



                         PENNZOIL-QUAKER STATE COMPANY

                           2000 LONG-TERM PERFORMANCE
                               INCENTIVE PROGRAM

                              Amended and Restated
                                 March 5, 2002

OVERVIEW

 - The basic concept of the plan design is to target long-term incentive values at market (e.g., 50th percentile pay for 50th percentile performance, 75th percentile pay for 75th percentile performance, etc.). The weighting of compensation delivered under different long-term devices for senior management is as follows:


     =========================================================================
              PLAN ELEMENT           % OF EXPECTED VALUE DELIVERED BY DEVICE
     -------------------------------------------------------------------------

     Stock Options                                     40%

     Conditional Stock                                 20%

     Long-Term Performance Plan                        40%
     -------------------------------------------------------------------------

     Total                                             100%
     =========================================================================



     -- The employees participating in this plan structure for 2000 are the Executive Tier, Tiers E-1 through E-7 and Tier X-1.

PLAN OBJECTIVES

 - Motivate participants to achieve outstanding company performance relative to peers.

 - Enable Pennzoil-Quaker State to attract and retain key employees by having this plan serve as part of a competitive total pay package.

 -   Be easy to administer.

 -   Be reasonable in terms of company cash requirements and overall cost.

 - Provide a tax-effective means for the Company to help participants accumulate capital on a tax-deferred basis.



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                                                                              2

BASIC PLAN DESIGN CONCEPT

 - Under the plan, participants will be provided an opportunity to receive an award payment based on Pennzoil-Quaker State's total shareholder return relative to industry peers during overlapping 3-year cycles.

 - New performance cycles begin every year following the year the plan was established.

 -   The recommended performance/payout cycle relationship is shown in Exhibit
     1.


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                                                                              3


                                                                      Exhibit 1
                                                                      ---------
PENNZOIL-QUAKER STATE COMPANY
PERFORMANCE/PAYOUT CYCLE RELATIONSHIP


  2000         2001         2002           2003          2004        2005
  ----         ----         ----           ----          ----        ----

 ==================================X

             =====================================X

                            =====================================X

                                           =================================X



X = Award earned at end of year shown



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                                                                              4
ELIGIBILITY

 - Eligibility for the plan should be reviewed and determined annually by Pennzoil-Quaker State's CEO and the Compensation Committee of Pennzoil-Quaker State's Board.

 - Plan participation should be extended to key executives that can directly impact the long-term success of the Company.

 - Based on the Company's business needs and competitive market practices, Towers Perrin recommends that plan eligibility continue to be limited to executives in Tiers E-1 through E-7, and Tier X-1*.

-------------------------------------------------------------------------------

*  Note:        This recommendation is consistent with current prevailing
                market practice.

-------------------------------------------------------------------------------

PERFORMANCE MEASUREMENT

 - The recommended plan performance measure is Pennzoil-Quaker State's total shareholder return compared to the industry peers listed in Exhibit 2.

 - Total shareholder return will be defined using the same method required in the total shareholder return graph of the proxy statement. Specifically, $100 invested in Pennzoil-Quaker State stock on the first day of the performance cycle, with dividends reinvested, compared to $100 invested in each of the peer companies, with dividend reinvestment during the same period.


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                                                                              5


                                                                      Exhibit 2
                                                                      ---------
PENNZOIL-QUAKER STATE COMPANY
LISTING OF PEER COMPANIES CONSIDERED FOR TSR
CALCULATIONS FOR LONG-TERM PERFORMANCE PLAN

    Church & Dwight Inc.                              Oneida LTD

    Clorox                                            Procter & Gamble

    Colgate Palmolive                                 Ralston Purina Co.

    Dial                                              Revlon Inc.

    Kimberly-Clark Corp.                              Samsonite Corp.

    Lancaster Colony                                  Scotts Company

    Libbey Inc.                                       Sunbeam

    Newell Rubbermaid Inc.



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                                                                              6

PERFORMANCE STANDARDS

 - At the start of each new performance cycle, Pennzoil-Quaker State will need to define threshold, target, and maximum performance on the total shareholder return objective.

 - Given the company's executive pay philosophy, the standards shown in the table below will be used for the 2000-2002 performance cycle.


       ======================== ====================================== ====================================
                                                                        PENNZOIL-QUAKER STATE TSR RANKING
          PERFORMANCE LEVEL                     DEFINITION                     RELATIVE TO PEERS*
       ------------------------ -------------------------------------- ------------------------------------
       Maximum                  Outstanding performance                       3rd of 16 (87th%ile)

       Target                   Expected or budgeted performance              8th of 16 (53rd%ile)

       Threshold**              Minimal acceptable performance for            12th of 16 (27th%ile)
                                incentive payout

       ======================== ====================================== ====================================



       ------------------------------------------------------------------------
       * If mergers/acquisitions result in a reduction in the number of peer companies during the cycle, these rankings will be converted to equivalent percentiles to calculate awards.

       ** Pennzoil-Quaker State must also achieve a minimum actual total shareholder return of 6% per year (averaged over the performance cycle) before any payouts may be made under the plan.
       ------------------------------------------------------------------------

AWARD OPPORTUNITIES

 - The suggested long-term performance plan award opportunities for the plan eligible positions (by performance level) are shown below.


     ===================== ===============================================================================================
          CORPORATE                                AWARDS AS % OF BASE SALARY, BY EXECUTIVE TIER*
         PERFORMANCE
     --------------------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
                              E-7         E-6         E-5         E-4         E-3         E-2         E-1          X1
     --------------------- ----------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
     Maximum                    315%        285%        240%        192%        171%        120%        111%        72%

     Target                     105%         95%         80%         64%         57%         40%         37%        24%

     Threshold                   26%         24%         20%         16%         14%         10%          9%         6%

     Below Threshold              0%          0           0           0           0           0           0          0
     ===================== =========== =========== =========== =========== =========== =========== =========== ===========

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                                                                              7

 - These award ranges are for each 3-year performance cycle and assume that a new cycle is established each year.

 - Awards for performance between stated levels would be calculated using the awards matrix described later in this report.


      -------------------------------------------------------------------------

      * The long-term performance awards should be calculated using the percentages shown in the table and the participant's base salary on the last day of the applicable performance cycle. These award levels, at target, represent market 55th percentile rates when combined with recommended stock option and conditional stock awards.
      -------------------------------------------------------------------------

PLAN PAYOUTS

 - Payouts under the plan should be made as soon as possible after the completion of each performance cycle.

 - As a rule, the payouts should be made within three months after the completion of the cycle.

 - All awards typically should be paid as one-time lump-sum cash payments with taxes withheld at a flat rate of 28%. (Note: If Pennzoil-Quaker State makes all award payments in cash no shareholder approval is required. If the Company wants to retain flexibility to make award payments in company shares, shareholder approval is required.)

 - Please note that payouts under the plan are both savings and investment plan and retirement plan eligible.

RETIREMENT AND TERMINATIONS

 - To receive an award under the plan, Towers Perrin recommends that the participant must generally be employed on the last day of the performance cycle.

 - Exceptions to this policy should be made for retirement, long-term disability, death, or involuntary termination during the cycle for reasons other than cause, in which case the award should be prorated to reflect the actual months of service during the cycle. Award payouts under these exceptions would still be made at the end of the performance cycle.

CHANGE IN CONTROL

In the event of a change in control (as defined in the existing Pennzoil-Quaker State Executive Severance Plan), there will be an accelerated payout of awards based on participants' annual salary rate as of the date of a change in control and the percentage of salary rate payout as of the end of the performance period had occurred as of the day before an announcement of any change in control.
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                                                                              8

TAX TREATMENT

 - The employee will have to pay ordinary income tax on all awards when they are paid to the participant (not when they are earned).

 - The company receives a tax deduction in the amount of income realized by the participant in the year the award is paid.

ACCOUNTING TREATMENT

 - The Company's projected obligation under the long-term performance cash plan would be an expense that should be estimated and accrued periodically on its financial statements.

PLAN ADMINISTRATION

 - The plan should be administered by Pennzoil-Quaker State's CEO for all positions except his own, in which case the Compensation Committee should administer the plan.

 - The Compensation Committee should be responsible for approving award opportunities, performance measures, performance standards, and actual award payments.

 - Also, any modifications or amendments to the plan should be made at the sole discretion of the Compensation Committee.

 - In addition, the company should retain the right to terminate or modify the plan at any time. (However, cycles that have already begun are a contractual obligation of the company.)

PLAN COST

 - Towers Perrin estimates the annualized cost of the performance plan for each of the next 4 years would be as follows, assuming four different levels of performance:


     ============================== ===================================

                                         2000 ESTIMATED ANNUAL COST
          PERFORMANCE LEVEL                        ($000)
     ------------------------------ -----------------------------------

     Maximum                                      $11,634
     ------------------------------ -----------------------------------

     Target                                      $  3,878
     ------------------------------ -----------------------------------

     Threshold                                  $     970
     ------------------------------ -----------------------------------

     Below Threshold                          $         0
     ============================== ===================================

 - These costs would obviously change each year depending on movements in the company's executive salaries and the specific positions covered by the plan. The costs shown above assume the Company's current executive salaries and that executives in tiers E-7 through E-1, and X-1 are the only plan participants.
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                                                                              9
AWARD CALCULATIONS

 - Exhibit 3 provides an example of how plan performance and payouts would be determined for one 3-year performance cycle.

 - As shown in the exhibit, award payouts are tied directly to Pennzoil-Quaker State's total shareholder return performance relative to peers.